UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2019

ALLISON TRANSMISSION HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35456	26-0414014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Allison Way, Indianapolis, Indiana	46222
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (317) 242-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 29, 2019, Allison Transmission Holdings, Inc. (the “Company”) and Allison Transmission, Inc. (the “Issuer”), a wholly owned subsidiary of the Company, the several lenders party thereto and Citibank, N.A., as Administrative Agent, entered into a Second Amended and Restated Credit Agreement (the “Credit Agreement”), dated as of March 29, 2019, governing the Issuer’s new term loan facility in the amount of $648 million (the “New Term Loan Facility”) and new revolving credit facility with commitments in the amount of $600 million (the “New Revolving Credit Facility” and, together with the Term Loan Facility, the “New Senior Secured Credit Facilities”).

Subject to certain conditions, without the consent of the then existing lenders (but subject to the receipt of commitments), the Issuer’s New Term Loan Facility and/or New Revolving Credit Facility may be increased by (or additional term loan facilities or revolving facilities may be added in) an aggregate amount (for both the term loans and revolving loans) not to exceed the sum of (x) the greater of $1,100 million and 75.00% of consolidated EBITDA (as defined in the Credit Agreement) as of the most recently ended four fiscal quarter period, (y) an unlimited amount so long as on a pro forma basis after giving effect to the incurrence of any such incremental term loans or increase in the Issuer’s New Revolving Credit Facility commitments (and after giving effect to any acquisition consummated concurrently therewith and all other appropriate pro forma adjustment events and calculated as if any increase in revolving credit facility commitments were fully drawn on the effective date thereof but without giving effect to the cash proceeds of such incremental facility then being incurred), the Issuer’s consolidated first lien net leverage ratio (as set forth in the Credit Agreement and without giving effect to amounts incurred under clause (x) at the same time) is equal to or less than 4.5x plus (z) an amount equal to all voluntary prepayments and repurchases of pari passu term loans borrowed under the Credit Agreement and revolving loans borrowed under the Credit Agreement to the extent accompanied by a corresponding permanent reduction in the commitment therefor.

The New Revolving Credit Facility is available for general corporate purposes, subject to, among other things, the Issuer’s ability to bring down the representations and warranties contained in the Credit Agreement and the absence of any default or event of default under the New Senior Secured Credit Facilities.

The New Revolving Credit Facility matures in September 2024 and the New Term Loan Facility matures in March 2026. The New Term Loan Facility amortizes in quarterly installments of 0.25% starting with the fiscal quarter ending September 30, 2019 until maturity, whereby the final installment of the New Term Loan Facility will be paid on the maturity date in an amount equal to the aggregate unpaid principal amount.

The obligations under the New Senior Secured Credit Facilities are required to be secured and fully and unconditionally guaranteed jointly and severally by the Issuer and each of its material wholly owned restricted U.S. subsidiaries currently existing or that the Issuer may create or acquire, with certain exceptions set forth in the Credit Agreement. On the date hereof, none of the Issuer’s domestic subsidiaries will guarantee its obligations under the New Senior Secured Credit Facilities.

The borrowings under the New Senior Secured Credit Facilities, all guarantees thereof, the obligations under specified hedging agreements and certain cash management obligations are secured by a perfected first priority security interest in: all of the Issuer’s capital stock and all of the capital stock or other equity interests held by the Company, the Issuer and each of the Issuer’s existing and future U.S. subsidiary guarantors (subject to certain limitations for equity interests of foreign subsidiaries and other exceptions as set forth in the Credit Agreement) and substantially all of the Issuer’s and the Company’s tangible and intangible assets and the tangible and intangible assets of each of the existing and future U.S. subsidiary guarantors, with certain exceptions set forth in the Credit Agreement.

The borrowings under the New Senior Secured Credit Facilities bear interest at a rate equal to an applicable margin plus, at the Issuer’s option, either: a base rate determined by reference to the higher of the prime lending rate quoted by the administrative agent, the LIBOR rate for an interest period of one month plus 1.00% and the federal funds rate plus 1/2 of 1.00%; or a LIBOR rate on deposits in U.S. dollars for one-, two-, three- or six-month periods (or twelve-month or shorter periods if, at the time of the borrowing, available from all relevant lenders). The LIBOR rate is subject to a 0.00% floor and the base rate is subject to a 1.00% floor. The applicable margin on the New Term Loan Facility is 1.00% for base rate loans and 2.00% for LIBOR rate loans. When the first lien net leverage ratio is above 4.00x, the applicable margin on the New Revolving Credit Facility is 0.75%

for base rate loans and 1.75% for LIBOR rate loans. When the first lien net leverage ratio is equal to or less than 4.00x and above 3.50x, the applicable margin on the New Revolving Credit Facility is 0.50% for base rate loans and 1.50% for LIBOR rate loans. When the first lien net leverage ratio is equal to or below 3.50x, the applicable margin on the New Revolving Credit Facility is 0.25% for base rate loans and 1.25% for LIBOR rate loans. As of the date hereof, the applicable margin for the New Revolving Credit Facility is 1.25%. The Issuer will also pay the lenders a commitment fee on the unused commitments under the New Revolving Credit Facility, which will be payable quarterly in arrears. The commitment fee is subject to change depending on the Issuer’s first lien net leverage ratio. As of the date hereof, the commitment fee is 0.25%.

Subject to exceptions for reinvestment of proceeds and other exceptions and materiality thresholds, the Issuer will be required to prepay outstanding loans under the New Senior Secured Credit Facilities with the net proceeds of certain asset dispositions and casualty and condemnation events and, the incurrence of certain debt (to the extent not permitted under the New Senior Secured Credit Facilities), and 50% of the Issuer’s excess cash flow, subject to reduction to 25% or 0% if certain first lien net leverage ratios are met. The Issuer may voluntarily prepay loans or reduce commitments under the New Senior Secured Credit Facilities, in whole or in part, subject to minimum amounts, with prior notice but without premium or penalty. The Issuer can also voluntarily prepay term loans at a discount subject to certain covenants. If the Issuer prepays LIBOR rate loans other than at the end of an applicable interest period, the Issuer will be required to reimburse lenders for their losses or expenses sustained as a result of breakage costs incurred by such prepayment.

The New Senior Secured Credit Facilities require maintenance of a first lien net leverage ratio at the end of any quarter when there are outstanding revolving loans at the end of such fiscal quarter, and also include customary negative and affirmative covenants affecting the Issuer’s and the Company’s existing and future restricted subsidiaries, with certain exceptions set forth in the Credit Agreement. The Credit Agreement contains the following negative covenants and restrictions, among others: restrictions on liens, debt, dividends and other restricted payments, redemptions and stock repurchases, consolidations and mergers, acquisitions, investments, loans, advances, changes in fiscal year and restrictive agreements with subsidiaries. The Credit Agreement contains the following affirmative covenants, among others: delivery of financial and other information to the administrative agent, notice to the administrative agent upon the occurrence of certain defaults, litigation and other material events, conduct of business and existence, payment of material taxes and other governmental charges, maintenance of properties, licenses and insurance, access to books and records by the lenders, use of proceeds, compliance with applicable laws and regulations, transactions with affiliates, further assurances and provision of additional collateral and guarantees.

The Credit Agreement specifies certain events of default, including, among others: failure to pay principal, interest or fees, violation of covenants, material inaccuracy of representations and warranties, cross-defaults to material indebtedness for borrowed money, certain bankruptcy and insolvency events, certain material judgments, certain Employee Retirement Income Security Act events, change of control and invalidity of guarantees or security documents.

This summary of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of Credit Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Certain of the information required by this item is included in Item 2.03 below and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 29, 2019, the Issuer issued $500 million in aggregate principal amount of 5.875% Senior Notes due 2029 (the “Notes”). The Notes were issued pursuant to an indenture, dated as of March 29, 2019, between the Issuer and Wilmington Trust, National Association, as Trustee (the “Indenture”). The Notes pay interest semi-annually in arrears. The Notes were offered in a private placement exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). The net proceeds from the offering, together with borrowings under the Issuer’s New Senior Secured Credit Facilities and cash on hand, were used to repay all outstanding borrowings under the Issuer’s existing senior secured credit facilities and to pay related transaction fees and expenses.

Optional Redemption Provisions and Change of Control Repurchase Right

At any time prior to June 1, 2024, upon not less than 10 nor more than 60 days’ notice, the Notes will be redeemable at the Issuer’s option, in whole at any time or in part from time to time, at a price equal to 100.0% of the principal amount of the Notes redeemed, plus a make-whole premium as set forth in the Indenture, plus accrued and unpaid interest, if any, to (but not including) the applicable redemption date. Beginning June 1, 2024, the Issuer may redeem the Notes, at its option, in whole at any time or in part from time to time, subject to the payment of a redemption price that includes a call premium that varies (from 2.938% to 0%) depending on the year of redemption, together with accrued and unpaid interest, if any, to (but not including) the applicable redemption date.

In addition, at any time prior to June 1, 2022, the Issuer may redeem up to 40.0% of the aggregate principal amount of the Notes at a redemption price equal to 105.875% of the principal amount thereof, together with accrued and unpaid interest, if any, to (but not including) the applicable redemption date, with the net cash proceeds of sales of one or more equity offerings by the Issuer or any direct or indirect parent of the Issuer.

If at any time holders of not less than 90.0% of the principal amount of the outstanding Notes accept an offer to repurchase the Notes, the Issuer or a third party will have the right to redeem all of the Notes then outstanding at a purchase price equal to the price offered to each other holder in such offer to purchase, plus, to the extent not included in the offer price, accrued and unpaid interest, if any, to (but not including) the date of repurchase.

Ranking

The Notes are the Issuer’s senior unsecured obligations. The Notes will be guaranteed by each of the Issuer’s existing and future domestic subsidiaries that is a borrower under or that guarantees obligations under the Issuer’s New Senior Secured Credit Facilities, subject to certain exceptions, but will not be guaranteed by the Company. None of the Issuer’s domestic subsidiaries currently guarantee its obligations under the Issuer’s New Senior Secured Credit Facilities, and therefore none of the Issuer’s domestic subsidiaries currently guarantee the Notes. Under the terms of the Indenture, the Notes rank equally in right of payment with all of the Issuer’s and the guarantors’ existing and future senior debt, including borrowings under the Issuer’s New Senior Secured Credit Facilities and the Issuer’s outstanding 5.000% Senior Notes due 2024 and 4.750% Senior Notes due 2027, and rank contractually senior in right of payment to the Issuer’s and the guarantors’ existing and future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the Notes. The Notes are effectively subordinated to the Issuer’s and the guarantors’ existing and future secured indebtedness, including borrowings under the Issuer’s New Senior Secured Credit Facilities, to the extent of the value of the assets securing such indebtedness. The Notes and guarantees are structurally subordinated to all existing and future indebtedness and liabilities (including trade payables) of the Issuer’s subsidiaries that do not guarantee the Notes.

Restrictive Covenants

The Indenture contains covenants that limit the Issuer’s (and its subsidiaries’) ability to, among other things: (i) incur additional debt or issue certain preferred stock; (ii) create liens on assets; (iii) transfer or sell assets; (iv) create restrictions on payment of dividends or other amounts by the Issuer’s restricted subsidiaries to the Issuer or its restricted subsidiaries; (v) engage in mergers or consolidations; (vi) engage in certain transactions with affiliates; and (vii) designate the Issuer’s subsidiaries as unrestricted subsidiaries. In addition, under certain circumstances the Indenture will also limit the Issuer’s (and its subsidiaries’) ability to pay dividends, redeem stock and make other distributions, restricted payments or investments.

The foregoing description does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Indenture filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On March 29, 2019, the Company issued a press release announcing consummation of the offering of the Notes and entrance into the Credit Agreement. The information furnished with this Current Report, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.

4.1	Indenture, dated as of March 29, 2019, between the Issuer and Wilmington Trust, National Association, as Trustee (including form of Note).

10.1	Second Amended and Restated Credit Agreement, dated as of March 29, 2019, among Allison Transmission Holdings, Inc., Allison Transmission, Inc., as Borrower, the several banks and other financial institutions or entities from time to time parties thereto as lenders and Citibank, N.A., as Administrative Agent.

99.1	Allison Transmission Holdings, Inc. press release, dated March 29, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allison Transmission Holdings, Inc.

Date: March 29, 2019	By:	/s/ G. Frederick Bohley
G. Frederick Bohley
Vice President, Chief Financial Officer and Treasurer